EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      Agreement made as of the 11th day of October, 2004, by and between Gilman + Ciocia, Inc. having an office at 11 Raymond Avenue., Poughkeepsie, NY 12603 (the "Company"), and Ted H. Finkelstein, an individual having an address at 4 Marina Drive, Mahopac, New York (the "Employee").

                              W I T N E S S E T H:

      WHEREAS, the Company will employ the Employee to serve as an employee of the Company at the corporate office of the Company located at 11 Raymond Avenue, Poughkeepsie, New York 12603 (the "Office"), in accordance with the terms hereof.

      NOW, THEREFORE, In consideration of the promises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. Employment. The Company hereby employs the Employee as Associate General Counsel of the Company, and the Employee hereby accepts such employment. The Employee will perform his duties as an employee of the Company under the supervision and direction of the duly appointed officers and directors of the Company.

      2. Term. The term of this agreement shall commence on the date hereof and shall continue thereafter for a period of three (3) years.

      3. Employees Duties, Promises and Responsibilities.

            (a) The duties of the Employee shall be to serve as Associate General Counsel, including but not limited to all legal matters assigned to him by the Company's General Counsel.

            (b) The Employee shall serve the Company loyally, faithfully and to the best of his abilities.

            (c) The Employee shall at all times perform his duties in strict accordance with the Company's employee manuals applicable to all G+C employees and in accordance with all applicable laws, rules and regulations.

            (d) The Employee shall not engage in any business activity that materially interferes with the performance of his obligations under this Agreement.

            (e) Because of Employee's position with the Company, he may become privy to information about the Company and its affiliates considered "insider information" as defined by applicable securities laws. Therefore, and in addition to complying with the applicable Laws and Rules governing insider trading, during a Black-Out Period (as defined by the Company from time to time) he shall not recommend the purchase or sale of any security issued by the Company (NASDAQ: GTAX) to any person, or effectuate the purchase or sale of any security issued by the Company in his own account.

            4. Hours, Compensation and Benefits.

            (a) The Employee shall work at the Office three (3) days per week, for approximately nine (9) hours per day.

            (b) The Employee shall be paid an annual salary of $100,000 on a bi-weekly basis.

            (c) During the Term, the Employee shall be entitled to participate fully in such employee stock option plans or employee stock purchase plans applicable to employees of the Company, if any and as amended from time to time.

            (d) The Employee shall receive health insurance as is made available to other employees of the Company.

            (e) The Company shall allow the employee to participate in its 401K Plan, on terms and conditions similar to those offered to other Company employees.

            (f) The Employee shall be reimbursed for reasonable expenses incurred on behalf of the Company.


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            (g) The Employee shall be entitled to twelve (12) vacation days per year which cannot be accumulated from year to year and will not be paid for if not used. The Employee will not be entitled to or paid for sick or personal days or for holidays.

      5. Termination of Employment.

            (a) The Company may at any time terminate this Agreement and the Employee's employment hereunder by written notice to the Employee effective immediately upon delivery.

            (b) The Employee may terminate his employment hereunder by written notice, effective 30 business days after delivery to the Company, provided that the Employee shall be required to perform all of his obligations hereunder during such 30 business days.

      6. Severance Payments

            (a) In the event that the Company terminates the Employee for any reason other than for "Proper Cause", then for six (6) months from the date of termination, the Company shall continue to pay to the Employee his regular salary being earned on the date of termination and continue to pay to or for the Employee all employee benefits being paid to or for the Employee on the date of termination (the "Severance Payments"). However, in the event that the notice of termination is delivered prior to October 1, 2005, then the severance payments shall be computed at an annual salary of $160,000. In addition, if the notice of termination is delivered after April 1, 2006, the Severance Payments shall only be for three (3) months.

            (b) The following shall constitute "Proper Cause":

                        (i) The Employee shall commit any act whether or not
            involving the Company that constitutes a felony in the jurisdiction involved.

                        (ii) The Employee engages in repeated substance abuse.

                        (iii) The Company's Board of Directors, after due
            inquiry and providing the Employee with a reasonable opportunity to be heard, shall have determined that the Employee committed willful malfeasance or gross misconduct in the performance of his duties or has committed a material act of fraud or dishonesty against the Company.

                        (iv) The Employee's death.

            (c) Proper Cause shall not include the Employee's refusal to work at a corporate office located more than a 50 mile radius from Mahopac, NY or in New York City.

      7. Releases

            (a) Except for matters constituting Proper Cause, upon the termination of the Employee's employment, the Company will release and discharge the Employee, his heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Employee, the Company and its successors and assigns have by reason of any matter, cause or thing whatsoever through the date that the Employee's employment is terminated.

            (b) Upon payment in full by the Company of the Severance Payments and all other amounts due from the Company to the Employee, and upon the delivery to the Employee of all shares of Company stock due from the Company to the Employee , the Employee will release and discharge the Company, and its successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Company, the Employee and his heirs, executors, administrators successors and assigns have by reason of any maker, cause or thing whatsoever through the date that the Employee's employment is terminated.


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      8. Non-Disclosure of Confidential
         Information and Non-Competition.

            (a) The Employee acknowledges that he has been informed that it is the policy of the Company to maintain as secret and confidential all information, except such information as is or becomes widely publicly known or publicly available other than through the action of the Employee, (i) relating to the products, processes and/or systems used by the Company and (ii) relating to the suppliers, customers, Clients and employees of the Company (all such information hereafter referred to as "Confidential Information"), and the Employee further acknowledges that such Confidential Information has been assembled at great cost to the Company, through the expenditure of extensive resources of the Company over a long period and is of great value to the Company. The parties hereto recognize that the services to be performed by the Employee are special and unique, and that by reason of his employment by the Company, he has and will acquire Confidential Information as aforesaid. The parties hereto confirm that it is reasonably necessary to protect the Company's goodwill that the Employee agree, and accordingly the Employee does agree, that he will not directly or indirectly (except where authorized by the Company), for or on behalf of himself or any Person (hereinafter defined):

                        (i) at any time divulge, except where required by law,
            in which case, if practicable and lawful, after notice to the Company, to any Person other than the Company (hereinafter referred to collectively as a "third party"), or use or cause to authorize any third parties to use, any such Confidential Information, or any other information regarded as confidential and valuable by the Company, except such information as is or becomes widely publicly known or publicly available other than through the action of the Employee, that he knows or should know is regarded as confidential and valuable by the Company (whether or not any of the foregoing information is actually novel or unique or is actually known to others and whether or not the Confidential Information is labeled as confidential); or

                        (ii) at any time during his employment by the Company
            and for a period of two years after he ceases to be engaged by the Company, employ or otherwise obtain services from, or solicit or otherwise attempt to employ or otherwise obtain services from, or assist any Person in employing or otherwise obtaining services from, or attempt to employ or otherwise obtain services from, any person who is then, or at any time during the preceding twelve months shall have been, in the employ of or retained by the Company and/or its affiliates; or

                        (iii) at any time during his employment by the Company
            and the applicable period thereafter specified in each of the clauses above, negotiate for or enter into an agreement, understanding or arrangement, or otherwise knowingly or intentionally cause or authorize any Person, to take any of the actions prohibited by such clause.

            (b) As used herein, the term "Person" means any person, corporation, limited liability company, partnership, trust or other entity. This Section shall be assignable by the Company in a sale of all or substantially all of the assets of the Company and shall apply to the continuing business conducted with such transferred assets and replacements thereof.

            (c) The Employee shall not copy any Confidential Information except as needed to perform his duties, and if he does make copies, he shall make the copies only on the property of the Company. Upon ceasing employment with the Company for any reason, the Employee shall:

                        (i) Immediately deliver to the Company all copies of any
            and all drawings, notebooks, phone books, address books, customer or supplier lists, and other documents and materials, or copies thereof, on any media and in any form (including magnetic discs, compact discs or other computer-readable formats, copies of which shall be delivered in similar electronic format), in Employee's possession or under his control that contains or otherwise embodies Confidential Information; and

                        (ii) After a period of ten days, deliver to the Company
            a sworn affidavit stating that all copies on any medium containing any Confidential Information have been returned, except to the extent recorded on computer hard drives or similar media, which have been deleted.

            (d) The Employee agrees that any breach or threatened breach by him of any provision of this Section will, because of the unique nature of his services and the Confidential Information he has been entrusted with, will cause irreparable harm to the Company. Accordingly, the Employee agrees that the Company is entitled, at its option, in addition to or in lieu of the damages and any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin his/her breach or threatened breach, without having to prove irreparable harm or to post any bond or other security.


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            (e) The Employee and the Company understand and intend that each restriction to which he has agreed above, and the damages and injunctive relief provided, shall be construed as separable and divisible from every other restriction, and the unenforceability, in whole or in part, of any such restriction, shall not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. Furthermore, if any of the above restrictions, monetary damages or injunctive relief are deemed by a court or arbitrator, as the case may be, to be unenforceable, that restriction shall automatically, and without further action of either the Employee or the Company, be revised to limit its enforcement, scope and/or duration to the extent, but only to the extent, necessary to make that restriction monetary damages, or injunctive relief enforceable.

      9. Employee's Promissory Note. The Company presently owes the Employee the principal sum of $175,000 pursuant to the terms of a Promissory Note (the "Note") dated December 23, 2003. The present $175,000 principal balance of the Note and all unpaid interest (the "Balance") is due and payable by the Company on or before December 31, 2004. The parties agree that the December 31, 2004 maturity date shall be extended as follows: $58,333.33 of principal shall be paid on or before March 15, 2005; $58,333.33 of principal shall be paid on or before April 15,2005; and $58,333.33, and all unpaid interest, shall be paid on or before May 15, 2005 (the "Principal Payments"). Monthly interest payments on outstanding principal at 10% per year shall continue to be paid on the first day of each month as provided in the Note. In the event that the Company does not make any of the Principal Payments within thirty (30) days from its due date, then in addition to the Employee's rights under the Note, upon written notice from the Employee, Prime Partners, Inc. agrees that it will purchase the Note from the Employee, or find another Person to purchase the Note, for the then Balance on or before sixty (60) days from the due date of the unpaid Principal Payment. Prime Partners, Inc. is executing this Employment Agreement to agree to this provision.

      10. Employee as an Officer. Upon the appointment by the Company of a new general counsel, upon request of the Company, the Employee will submit his resignation as an officer of the Company and all of its subsidiaries.

      11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreement between the parties. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced. No action by either party shall be deemed a waiver of any right hereunder, and no waiver of any right at any time shall operate as a waiver of any other right or as a waiver of such right at any other time.

      12. Successors and Assignee. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto, except that the Employee may not assign his duties hereunder.

      13. Governing Law. All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of New York, without giving effect to its conflict of laws provisions.

      14. Arbitration and Litigation. Any controversy or claim arising out of or related to this Agreement or any breach of this Agreement, including claims of employment or other discrimination by the Employee against the Company, shall be commenced, prosecuted and resolved in Dutchess County, New York by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration shall receive reasonable attorney's fees, costs and disbursements from the other party. Not withstanding the foregoing, if the Company elects to enforce its rights under Section 8 of this Agreement, the Company may commence an action in New York State Supreme Court, Dutchess County, and the Employee irrevocably consents to the jurisdiction and venue of such court.

      15. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient when delivered personally or telecopied by confirmed facsimile, or the day signed for or rejected by addressee after mailing by registered or certified mail, return receipt requested, or the next business day if sent by nationally recognized overnight courier providing for a return receipt, in each case postage prepaid, addressed to the addresses in the preamble. Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed, effective ten (10) days after such notice

      16. Severability. The invalidity or unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect any other provision of this Agreement (or that same provision in other jurisdictions), and this Agreement shall be construed in that jurisdiction in all respects as if the invalid or unenforceable provisions were omitted. Furthermore, in lieu of that illegal, invalid, or unenforceable provision in such jurisdiction there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provisions as may be possible and be legal, valid and enforceable.


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      IN WITNESS WHEREOF, the Employee has executed this Agreement and the
Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


GILMAN + CIOCIA, INC.

By: /s/ Michael P. Ryan                    /s/ Ted H. Finkelstein
    -----------------------------          -----------------------------
    Michael P. Ryan, President             Ted H. Finkelstein

As to Section 9 only:


PRIME PARTNERS, INC.

By: /s/ Michael P. Ryan
    -----------------------------
    Michael P. Ryan, President


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